                                                                     EXHIBIT 7.1

                         KATAMA CAPITAL PARTNERS, L.P.
                         LIMITED PARTNERSHIP AGREEMENT


     THIS LIMITED PARTNERSHIP AGREEMENT (this "Agreement") is made and entered into as of the 25th day of September, 1998, by and among Katama Capital, Inc., a Delaware corporation (the "General Partner"), and Gordon M. Burns and such additional persons and entities as are admitted to the Partnership from time to time as limited partners (the "Limited Partners") (the General Partner and the Limited Partners being sometimes referred to herein as the "Partners"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in EXHIBIT A attached hereto.
                          ---------

                             W I T N E S S E T H:
                             -------------------

     IN CONSIDERATION of the mutual benefits, covenants and conditions herein set forth, and in order to form a limited partnership under the Act, the parties hereto agree as follows:


                                   ARTICLE I
                             FORMATION AND PURPOSE
                             ---------------------


     1.1  THE PARTNERSHIP.  The Partners have formed a limited partnership
          ---------------
pursuant to the Act. The General Partner has executed a Certificate and has caused the same to be filed as required by the Act.

     1.2  NAME.  The name of the Partnership is "KATAMA CAPITAL PARTNERS, L.P.",
          ----
and the business of the Partnership shall be conducted under such name.

     1.3  PRINCIPAL OFFICE.  The principal office of the Partnership shall be
          ----------------
located at 281 Old Church Road, Greenwich, Connecticut 06830, or at such other place as the General Partner from time to time designates by written notice to the Limited Partners.

     1.4  TERM.     The Partnership commenced on the date when the Certificate
          ----
was duly filed pursuant to the Act and shall continue until the Partnership is dissolved and its affairs wound up in accordance with the provisions of this Agreement or the Act.

     1.5  PURPOSES OF THE PARTNERSHIP.  The primary purpose of the Partnership
          ---------------------------
is to buy, hold and otherwise invest in securities and other financial instruments, and to engage in any and all activities related thereto. The Partnership may also engage in any other activities permitted by the Act.

                                  ARTICLE II
              CAPITAL CONTRIBUTIONS; ADDITIONAL LIMITED PARTNERS
              --------------------------------------------------


     2.1  PAYMENT OF CAPITAL CONTRIBUTIONS.  The Initial Capital Contributions
          --------------------------------
and the Agreed Value of such Initial Capital Contributions of the General Partner and each Limited Partner shall be as set forth on EXHIBIT B attached
                                                          ---------
hereto. Except with respect to Initial Capital Contributions, no Partner shall be required to make any Capital Contributions. One or more Partners may be permitted to make additional Capital Contributions if the General Partner determines that such additional Capital Contributions are necessary or appropriate in connection with the conduct of the Partnership's business. In such event, the Partners shall have the opportunity (but not the obligation) to participate in such additional Capital Contributions on a pro rata basis in accordance with their respective Partnership Interests.

     2.2  ADDITIONAL LIMITED PARTNERS.    Additional Limited Partners may be
          ---------------------------
admitted to the Partnership at any time during the Partnership's fiscal year in the discretion of the General Partner. The names and dates of admission to the Partnership of such additional Limited Partners shall be set forth on EXHIBIT C
                                                                      ---------
attached hereto.


                                  ARTICLE III
                   ALLOCATION OF NET PROFITS AND NET LOSSES;
                DISTRIBUTIONS; MAINTENANCE OF CAPITAL ACCOUNTS
                ----------------------------------------------


     3.1  ALLOCATION OF NET PROFITS AND NET LOSSES.  Net Profits of the
          ----------------------------------------
Partnership shall be allocated to the Capital Accounts of each of the Partners as follows: (a) first, to the Limited Partners in an amount equal to their Preferred Return; (b) second, to the General Partner until its Capital Account equals ten percent (10%) of the aggregate Capital Accounts of the Partners (which aggregate is reduced by any undistributed Preferred Return); and (c) third, to each of the Partners in proportion to their Partnership Interests. Net Losses shall be charged to the Capital Accounts of the Partners in proportion to their respective Partnership Interests. All allocations and charges to the Limited Partners shall be made among them in proportion to their relative positive Capital Accounts. Such allocations shall be made as soon as practicable after the preparation of the Partnership's financial statements for each fiscal quarter. Realized capital gains and losses and ordinary income and losses shall be aggregated in determining Net Profits and Net Losses, but shall be allocated separately for tax purposes.

     3.2  DISTRIBUTIONS.
          -------------

     (a) Except as otherwise provided herein, all distributions of cash or other property shall be made to the Partners as follows:

          (i) First, to the Limited Partners in proportion to their respective Preferred Return balances until such balances have been reduced to zero; and

          (ii) Second, ninety percent (90%) to the Limited Partners and ten percent (10%) to the General Partner.

     (b) Distributions among Limited Partners shall be made in proportion to their positive Capital Accounts.

     (c) Distributions made following the sale of all or substantially all of the assets of the Partnership or upon its liquidation shall be made in accordance with Section 7.4 hereof.

     3.3  TAX DISTRIBUTIONS.   The General Partner shall distribute to each
          -----------------
Partner with respect to each fiscal year, either during such fiscal year or within ninety (90) days thereafter, an amount equal to forty percent (40%) of the taxable income for federal income tax purposes of the Partnership allocated to such Partner for such fiscal year.

     3.4  ALLOCATION OF COMPONENTS OF NET PROFITS.  In allocating Net Profits
          ---------------------------------------
as provided in Section 3.1 hereof, the Net Profits shall be divided into net ordinary income and net capital gains and the Limited Partners as a group shall be allocated the percentage of each such category equal to the percentage of the Net Profits to be allocated to the Limited Partners. To the extent that there are included in net ordinary income or net capital gains, respectively, particular items within each such general category which, for federal income tax purposes, are taxable on differing bases, the amount of each such particular item allocated to the Limited Partners as a group and to the General Partner shall be computed in the same manner as above provided for each such general category as a whole.

     3.5  PRIORITY OF ALLOCATIONS.  All Net Profits and Net Losses shall be
          -----------------------
credited or charged, as the case may be, to the Partners' Capital Accounts as of the date at which Net Profits or Net Losses are determined and distributions shall be charged to the Partners' Capital Accounts as of the date made.

     3.6  MINIMUM GAIN CHARGEBACK.  Except as otherwise provided in Section
          -----------------------
1.704-2(f) of the Regulations, notwithstanding any other provisions of this
Article III, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership Net Profits for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.6 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

     3.7  QUALIFIED INCOME OFFSET.  Notwithstanding any other provisions of this
          -----------------------
Article III, in the event any Limited Partner who is not also a General Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership Net Profits shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Capital Account deficit of such Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 3.7 shall be made if and only to the extent that such Limited Partner would have a Capital Account deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.7 were not included in this Agreement.

     3.8  CONTRIBUTED OR REVALUED PROPERTY.   For federal income tax purposes,
          --------------------------------
any income, gain, loss or deduction with respect to property contributed by a Partner to the Partnership which had a fair market value different from its adjusted basis for federal income tax purposes on the date of the contribution, or with respect to any Partnership property that has been revalued pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) or as otherwise required by the Regulations, shall be allocated among the Partners in accordance with Code
Section 704(c) and the Regulations thereunder.

     3.9  MAINTENANCE OF CAPITAL ACCOUNTS.  The General Partner shall cause the
          -------------------------------
Capital Accounts of the Partners to be determined and maintained in accordance with Section 704(b) of the Code.

     (a) This Article III may be amended at any time by the General Partner if necessary, in the opinion of tax counsel of the Partnership, to ensure that there will be "substantial authority" within the meaning of Section 6661 of the Code, and that the allocations hereunder will be respected by the Internal Revenue Service, so long as any such amendment does not materially change the relative economic interests of the Partners.

     (b) If a Partner is admitted to or withdraws from the Partnership, the Partnership assets shall be revalued, book capital accounts established for all Partners and unrealized gains or losses posted to such book accounts. The General Partner will make such postings consistent with Regulations
     Section 1.704-1(b)(5), Example 14, meaning (among other things) that such postings will be based on Value of the Assets and unrealized gain or loss allocated to book and tax accounts as if the assets had been sold on the date of adjustment.


                                  ARTICLE IV
               POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNER
               ------------------------------------------------


     4.1  POWERS OF THE GENERAL PARTNER.  Except as otherwise provided herein,
          -----------------------------
the General Partner shall have full, exclusive and complete discretion in the management and control of the business of the Partnership and will make all decisions affecting its business and affairs. The General Partner will have full power and authority to take any action in furtherance of the purposes of the Partnership as described in Section 1.5 hereof and to execute and deliver in the name and on behalf of the Partnership such documents or instruments as the General Partner deems appropriate for the conduct of Partnership business.

     4.2  CERTAIN APPROVAL RIGHTS OF THE LIMITED PARTNERS.  No act shall be
          -----------------------------------------------
taken, sum expended, decision made or obligation incurred by the General Partner on behalf of the Partnership with respect to any matter listed below unless and until each such matter has been approved by a majority of the Partnership Interests of the Limited Partners:

     (a) the sale, transfer, exchange, pledge or other disposition of all or substantially all of the assets of the Partnership;

     (b)  any borrowing by the Partnership, whether secured or unsecured; or

     (c) the initiation, defense, adjustment, settlement, compromise or payment of any claim, obligation, debt, demand, suit, litigation, proceeding or judgment by or against the Partnership.

     4.3  INDEMNIFICATION.
          ---------------

     (a) The General Partner shall indemnify and defend the Partnership and the Limited Partners, and the Affiliates thereof, from and against any and all liability incurred by reason of the gross negligence, intentional misconduct, fraud or a knowing violation of law on the part of the General Partner or any of its Affiliates, as determined by a court of competent jurisdiction, or a transaction for which the General Partner or any of its Affiliates received a benefit in violation or breach of any provision of this Agreement, and for, from and against all cost, expense (including reasonable attorneys' fees) and loss incurred by the Partnership or the Limited Partners, or the Affiliates thereof, in connection therewith.

     (b) Except for any matter for which the General Partner is liable to the Partnership or the Limited Partners pursuant to Section 4.3(a), the Partnership shall indemnify and defend the General Partner, its shareholders, officers, directors and Affiliates from and against any liability in connection with the good faith discharge of the General Partner's obligations under this Agreement. Any indemnification of the General Partner under this Section 4.3(b) shall be funded solely from the assets of the Partnership.

     4.4  NO COMPENSATION.  Except as may be expressly provided for herein, no
          ---------------
payment will be made by the Partnership to any Partner for the services of such Partner.

     4.5  REIMBURSABLE EXPENSES.  The Partnership shall reimburse the General
          ---------------------
Partner for all out-of-pocket costs and expenses reasonably incurred in connection with the performance of its duties to the Partnership during the term of this Agreement.

     4.6  TAX MATTERS PARTNER.  The General Partner is hereby designated the Tax
          -------------------
Matters Partner of the Partnership under Section 6231(a)(7) of the Code. The Partnership shall indemnify and hold harmless the Tax Matters Partner for all expenses (including legal and accounting fees), claims, liabilities, losses and damages incurred as a result of its serving in such capacity.


                                   ARTICLE V
                     POWERS AND RIGHTS OF LIMITED PARTNERS
                     -------------------------------------


     5.1  POWERS AND RIGHTS.   Except as expressly provided herein, the Limited
          -----------------
Partners shall take no part in the conduct or control of the Partnership's business and shall have no right or authority to act or sign for, or to obligate the Partnership, but the Limited Partners shall, except as otherwise provided herein, have all the rights of a limited partner under the Act.


                                  ARTICLE VI
                       FISCAL YEAR; RECORDS AND REPORTS
                       --------------------------------

     6.1  FISCAL YEAR.  The fiscal year of the Partnership shall be the calendar
          -----------
year.

     6.2  RECORDS.  At all times the General Partner shall keep books and
          -------
records of the Partnership setting forth a true and accurate record of the transactions of the Partnership. Such books of account, together with a copy of this Agreement, the Certificate and any amendments thereto, shall at all times be maintained at the principal office of the Partnership and shall be open to inspection, review and copying by the Partners or their duly authorized representatives.

     6.3  REPORTS.
          -------

     (a) As promptly as possible after the close of each Partnership fiscal year, the General Partner shall cause to be prepared and delivered to the Partners the report of an independent certified public accountant for the Partnership on the financial statements of the Partnership as of the close of such fiscal year and the results of its operations for the period then ended. The General Partner, with the assistance of such accountants, shall prepare all schedules and computations necessary for the determination of the amounts of Net Profits or Net Losses attributable to the Partners. Within one hundred and twenty (120) days after the close of each fiscal year of the Partnership, copies of such report of the independent public accountant and of such financial statements for such fiscal year shall be provided to each Partner, together with a report indicating each Partner's share of the income or losses of the Partnership for such fiscal year for federal income tax purposes. Unaudited quarterly financial statements reporting the financial condition of the business of the Partnership, including profits and losses, determination of Value of the Net Assets and the Capital Account balances of the Partners, shall be transmitted to each of the Partners. Annual and quarterly financial statements shall include or be accompanied by an enumeration of all investments of the

     Partnership together with the value of each of such investments. For all purposes of this Agreement and of the Partnership, whenever the valuation of the Partnership's assets is required, it will be determined by the General Partner in its sole judgment without an independent appraisal. Information relating to the Partnership and its investments will not be disclosed by any Limited Partner without the consent of the General Partner or as required by law.

     (b) The General Partner shall file or cause to be filed all tax returns and other reports and effect such registrations which may be required pursuant to federal law or the laws of any jurisdiction in which the Partnership is doing business.


                                  ARTICLE VII
                  TERMINATION OF THE PARTNERSHIP; LIQUIDATION
                  -------------------------------------------

     7.1  TERMINATION.  The Partnership shall be terminated and its affairs
          -----------
wound up upon the happening of any of the following events:

     (a) The determination of the General Partner with the agreement of a majority of the Partnership Interests of the Limited Partners; or

     (b)  Dissolution by operation of law or judicial decree.

     7.2  LIQUIDATION.  Subject to Section 4.2(a) hereof, upon dissolution of
          -----------
the Partnership, the property and business of the Partnership shall be liquidated reasonably promptly by the General Partner, acting as liquidating agent.

     7.3  CAPITAL ACCOUNT DEFICITS.  The General Partner shall not be liable for
          ------------------------
the return to the Limited Partners of their Capital Contributions or any deficit in the General Partner's or the Limited Partners' Capital Accounts.

     7.4  DISTRIBUTION.
          ------------

     (a) As soon as practicable after the effective date of Liquidation of the Partnership, but in any event within one (1) year after Liquidation of the Partnership, the Partnership's assets shall be applied and distributed in the following manner and order of priority:

          (i) First, the claims of all creditors of the Partnership who are not Partners shall be paid and discharged;

          (ii) Second, the claims of all creditors of the Partnership who are Partners shall be paid and discharged; and

          (iii) Third, all remaining assets shall be distributed to the Partners pro rata in accordance with the positive balance (if any) in each such Partner's Capital Account (as determined after taking into account all Capital Account adjustments for the Partnership's fiscal year during which the Liquidation occurs), with any balance in excess thereof being distributed in proportion to the Partners' respective Partnership Percentages. Any such distributions in respect of Capital Accounts shall, to the extent practicable, be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations.

     (b) Any non-cash asset to be distributed in-kind (as a liquidating distribution or otherwise) to one or more Partners shall first be valued at its fair market value to determine the gain or loss that would have resulted if such asset was sold for such value, and such gain or loss shall then be allocated for Capital Accounts purposes pursuant to Section 3.1.


                                 ARTICLE VIII
                       WITHDRAWAL OF A LIMITED PARTNER;
                 LIQUIDATION; RETIREMENT OF A LIMITED PARTNER
                 --------------------------------------------


     8.1  DEATH OR INCOMPETENCY OF LIMITED PARTNER.  Upon the death or
          ----------------------------------------
incompetency of any Limited Partner who is a natural person, if the General Partner so approves, such Limited Partner's estate or legal representative (or upon the event of any person who is a Limited Partner in the capacity of a trustee ceasing to serve as such trustee, the successor trustee) shall be substituted for and continue as a Limited Partner of the Partnership.

     8.2  WITHDRAWAL OF A LIMITED PARTNER.
          -------------------------------

     (a) Except as otherwise set forth in this Agreement, no Limited Partner shall have the right to withdraw its capital from the Partnership without the consent of the General Partner.

     (b) Any Limited Partner who shall enjoy the right to withdraw from the Partnership pursuant to this Section 8.2 shall have its Capital Account adjusted as follows: any positive balance in its Capital Account shall be increased by its share of the amount of Net Profits or decreased by its share of the amount of Net Losses for the current fiscal year as indicated by the latest available financial statement of the Partnership at the time of such withdrawal.

     8.3  MANDATORY RETIREMENT OF A LIMITED PARTNER.  If the General Partner, in
          -----------------------------------------
its sole discretion, deems it to be in the best interest of the Partnership, it may require any Limited Partner to retire from the Partnership on not less than twenty (20) days notice. A Limited Partner who is so required to retire pursuant to this Section 8.3 shall be entitled to received such Limited Partner's Liquidating Share computed as of the date on which such Limited Partner's retirement shall be effective, or such other value as shall be mutually agreeable to the General Partner and such Limited Partner.

     8.4  DELAY IN PAYMENT.  The General Partner may delay payment of all, or
          ----------------
such portion of, the amounts payable to any Limited Partner under this Article VIII, for such period as it deems reasonably necessary for fiscal year-end audit adjustments and to protect the Partnership in respect of any unliquidated claims, liabilities or charges relating to business done prior to such withdrawal or reduction in interest.


                                  ARTICLE IX
          LIMITATION ON ASSIGNABILITY OF INTEREST OF LIMITED PARTNERS
          -----------------------------------------------------------


     9.1  GENERAL LIMITATIONS.
          -------------------

     (a) The prior written consent of the General Partner, which shall not be unreasonably withheld, shall be required for the assignment, pledge, mortgage or other hypothecation, sale or other disposition of any Limited Partner's interest in the Partnership except (subject to Section 9.2) (i) in its entirety to another Limited Partner, (ii) in its entirety as a gift to any member of the family of a Limited Partner or to a single trust for any such person or persons or for himself, or (iii) in its entirety to any successor-in-interest upon the sale of substantially all the assets or the merger, consolidation or dissolution of any Limited Partner. Disposition of an individual Limited Partner's interest to one or more individuals by intestate succession or testamentary disposition or by operation of law may be accomplished without the prior written consent of the General Partner. The term "family" as used herein shall mean any parent, spouse, lineal descendant, brother or sister.

     (b) Each Limited Partner agrees that it will pay all reasonable expenses, including attorneys' fees, expenses, disbursements and other charges, incurred by the Partnership in connection with a transfer of its interest in the Partnership by that Limited Partner.

     (c) No assignee or transferee shall become a Substituted Limited Partner without the prior written consent of the General Partner, which may be withheld in the General Partner's sole and absolute discretion. An assignee or transferee who does not become a Substituted Limited Partner shall have the right to receive an allocation of Net Profits and Net Losses pursuant to Article III and the right to receive distributions from the Partnership pursuant to Section 3.2, but shall have no other rights pursuant to this Agreement.

     (d) Any attempted disposition of a Limited Partner's interest without compliance with the provisions of this Agreement shall be void and ineffectual and shall not be binding upon the Partnership and the Partnership may refuse to recognize such attempted transfer for all purposes.

     (e) In the event of any disposition of a Limited Partner's interest in the Partnership which shall result in multiple ownership, the General Partner may require one or more trustees or nominees to be designated as representing a portion of or the entire interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement and for the purpose of exercising all rights which the transferor as a Limited Partner had pursuant to the provisions of this Agreement. Every disposition of a Limited Partner's interest in the Partnership shall be subject to all of the terms, conditions, restrictions and obligations of this Agreement.

     9.2  INCOME TAX AND OTHER LIMITATIONS. Notwithstanding any other provision
          --------------------------------
of this Agreement, no transfer or assignment of any Partner's interest in the Partnership may be made if such transfer or assignment would result, in the opinion of counsel to the Partnership, in the termination of the Partnership or the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes. Any transfer shall be made only upon receipt by the Partnership of a written opinion of counsel for the Partnership or of other counsel reasonably satisfactory to the Partnership (which opinion shall be obtained at the expense of the transferor) that such transfer will not result in
(a) the Partnership or the Partners being subjected to any additional regulatory requirements (including those imposed by the Investment Company Act of 1940 and the Investment Advisers Act of 1940, as amended, and others which may be identified by the General Partner at the time of the transfer), (b) a violation of applicable law or this Agreement, including the occurrence of a nonexempt "prohibited transaction" as set forth in Section 406 of ERISA or Section 4975 of the Code with respect to the Partnership or any of its Partners, (c) the Partnership being classified as an association taxable as a corporation, (d) the Partnership being treated as a "publicly traded partnership" pursuant to Sections 7704(b), 512(c) or 469(k)(2) of the Code, or (e) the Partnership being deemed terminated pursuant to Section 708 of the Code.

     9.3  SUBSTITUTED LIMITED PARTNERS.
          ----------------------------

     (a) The Partnership shall not recognize, for any purpose, any purported transfer or other disposition of any Limited Partner interest unless the provisions of Section 9.2 shall have been complied with. Any transferee or other recipient of a Limited Partner interest (whether pursuant to a voluntary or involuntary transfer) shall be admitted to the Partnership as a Substituted Limited Partner only (i) if the requirements of Section 9.2 have been met, (ii) if the transferor and the transferee have filed with the Partnership a certificate, in form satisfactory to the General Partner, executed and acknowledged by the transferee, in which the transferee agrees to be bound by all of the provisions of this Agreement and which contains a power of attorney granted by the transferee to the General Partner to execute this Agreement and all amendments hereto on its behalf, (iii) if the transferee and the transferor have filed with the Partnership a certificate, in form satisfactory to the General Partner, executed and acknowledged by both the transferee and the transferor representing that such transfer was made in accordance with all applicable laws and regulations, and (iv) upon an amendment to the books and records of the Partnership, and the Certificate, if required, filed in the proper records of each jurisdiction in which such filing is necessary to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners.

     (b) Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the transferor of a Limited Partner interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to it, until such time as a transfer meeting all of the requirements of this Article IX has been made and a written assignment that conforms to the requirements of this Article IX has been received by the Partnership and accepted by the General Partner.

     9.4  SECTION 754 ELECTION.  In the event of a transfer of all or any
          --------------------
fraction of a Limited Partner's interest, including by sale or exchange or by reason of incapacity (including death) or the withdrawal of a Limited Partner, the General Partner may either at the request of such Limited Partner or its successor in interest or without such a request, in any case, in its sole discretion, cause the Partnership to elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's assets. An initial application of the election under Section 754 of the Code will be made only if it will result in an upward adjustment of basis and if provision for reimbursement of Partnership costs and expenses associated therewith is made by the transferor Limited Partner or its successor in interest to the reasonable satisfaction of the General Partner. In respect of subsequent applications of such election, the transferor Limited Partner or its successor in interest will also be required to reimburse the Partnership for associated expenses.


                                   ARTICLE X
                          REMOVAL OF GENERAL PARTNER
                          --------------------------


     10.1 REMOVAL OF GENERAL PARTNER.  The General Partner may be removed at any
          --------------------------
time and for any reason by not less than a majority of the Partnership Interests of the Limited Partners.

     10.2 EFFECT OF REMOVAL OF GENERAL PARTNER.  The removal of the General
          ------------------------------------
Partner shall result in the dissolution and termination of the Partnership unless a majority of the Partnership Interests of the Limited Partners shall vote to continue the Partnership and a substitute general partner shall be appointed. Upon its removal, the General Partner shall be entitled to receive the value of its Liquidation Share.

     10.3 WITHDRAWAL OF GENERAL PARTNER.   The General Partner may not
          -----------------------------
voluntarily withdraw from the Partnership.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------


     11.1 AMENDMENT.  This Agreement may be amended by the General Partner in
          ---------
its sole discretion; provided, however, that with respect to matters that may adversely affect the rights of a Limited Partner, this Agreement may only be amended upon the consent of the General Partner and a majority of the Partnership Interests of the Limited Partners.

     11.2 DESIGNATION OF ATTORNEY.  Each of the undersigned hereby irrevocably
          -----------------------
constitutes and appoints the General Partner as their true and lawful attorney in fact to make, execute, sign and file (i) any amendment to the Certificate required by the laws of the State of Georgia, (ii) any certificate required by reason of the dissolution of the Partnership, and (iii) any application, certificate, report or similar instrument or document required to be submitted by or on behalf of the Partnership to any government or administrative agency or body, securities exchange, board of trade, clearing corporation or association or any self-regulatory organization or trade association.

     11.3 APPLICABLE LAW.  This Agreement shall be governed by, construed under,
          --------------
and enforced and interpreted in accordance with the laws of the State of Georgia.

     11.4 NOTICES.  Any notices or other communications required or permitted by
          -------
this Agreement shall be in writing and shall be deemed to have been duly given and delivered when delivered in person or when mailed postage prepaid, by certified or registered mail with return receipt requested, to the recipient Partner at such Partner's address as set forth in the files of the Partnership on the date of such notice.

     11.5 SEVERABILITY.  If any term or provision of this Agreement is held
          ------------
illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remainder of this Agreement.

     11.6 SUCCESSORS.  Subject to the provisions hereof imposing limitations and
          ----------
conditions upon the transfer, sale or other disposition of interests in the Partnership, all the provisions hereof shall inure to the benefit of and be binding upon the successors, legal representatives and assigns of the parties hereto.

     11.7 COUNTERPARTS.  This Agreement may be executed in counterparts, each of
          ------------
which shall for all purposes be deemed an original, and all of such counterparts shall together constitute one and the same agreement.

     11.8 ACCEPTANCE OF PRIOR ACTS BY NEW PARTNER.  Each person of entity, by
          ---------------------------------------
becoming a Partner, ratifies, affirms and confirms, and agrees to be bound by, all actions duly taken by the Partnership, pursuant to the terms of this Agreement, prior to the date such person becomes a Partner.

     11.9   PARTNERSHIP PROPERTY.  The legal title to the real or personal
            --------------------
property or interests therein now or hereafter acquired by the Partnership shall be owned, held or operated, in the name of the Partnership, and no Partner, individually, shall have any ownership of such property.

     11.10  EXHIBITS.   Each of the Exhibits referred to in this Agreement and
            --------
attached hereto, and all amendments thereto, are and shall be incorporated herein and made a part hereof.

     11.11  GENDER AND NUMBER.  Where the context shall so required, the use
            -----------------
of a pronoun of one gender shall be deemed to include a pronoun of the appropriate gender or the neuter, and words in the singular shall be deemed to include the plural and the plural to include the singular.

     IN WITNESS WHEREOF, the parties hereto have executed, sworn to and delivered this Agreement of as of the date first above written.


                              GENERAL PARTNER:

                              KATAMA CAPITAL, INC.



                              By: /s/ Gordon M. Burns
                                 ------------------------
                                  President

                              LIMITED PARTNERS:


                               /s/ Gordon M. Burns
                              -------------------------
                              GORDON M. BURNS

                                   EXHIBIT A

                                  DEFINITIONS
                                  -----------


     "ACT"  means the Georgia Revised Uniform Limited Partnership Act, O.C.G.A.
(S) 14-9-100 et seq.

     "AFFILIATE" shall mean, with respect to any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such person or entity. For the purposes of this definition, the terms "controls," "is controlled by" and "under common control with" mean the possession of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise. No Limited Partner will be deemed to be an "Affiliate" of the Partnership solely by virtue of its status as a Limited Partner.

     "AGREED VALUE" shall mean with respect to any asset, the asset's fair market value.

     "CAPITAL ACCOUNT" shall mean as to each Partner, the sum of (a) the aggregate amount of Capital Contributions of such Partner, plus (b) the aggregate amount of Net Profits allocated to him pursuant to Article III hereof, less (c) the sum of (i) distributions of cash and property (valued as determined under this Agreement) made to such Partner under this Agreement, and (ii) the aggregate amount of Net Losses allocated to such Partner pursuant to Article III hereof, and as otherwise adjusted appropriately to reflect transactions of the Partnership and the Partners. The Capital Account of any Partner shall reflect all prior adjustments to the Capital Account of any predecessor holder of such Partner's interest in the Partnership or portion thereof. Any other item which is required to be reflected in a Partner's Capital Account under Article III and otherwise under this Agreement shall be so reflected.

     "CAPITAL CONTRIBUTION" shall mean the aggregate of the capital paid into the Partnership by each of the Partners.

     "CERTIFICATE shall mean the certificate of limited partnership required to be filed pursuant to the Act.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of succeeding law). Any reference to any Section of the Code shall include any corresponding provision of succeeding law.

     "INITIAL CAPITAL CONTRIBUTIONS" shall mean the initial contribution to the capital of the Partnership made by a Partner as set forth on EXHIBIT B of this
                                                             ---------
Agreement.

     "LIQUIDATING SHARE" shall mean, with respect to a Limited Partner required to retire from the Partnership pursuant to Section 8.3 hereof, or a General Partner removed from the Partnership pursuant to Section 10.1 hereof, the Capital Account of such Partner as of the date of retirement or removal, as the case may be, after giving effect to all adjustments thereto.

     "LIQUIDATION" shall mean the earlier of (a) the date upon which the Partnership is terminated under Section 708(b)(1) of the Code or (b) the date upon which the Partnership ceases to be a going concern.

     "NET LOSSES AND NET PROFITS" means, for each fiscal year, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Losses shall be added to such taxable income or loss;

     (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits and Net Losses shall be subtracted from such taxable income to loss; and

     (iii)  Any items which are specially allocated pursuant to Section 3.6 or
            3.7 hereof shall not be taken into account in computing Net Profits or Net Losses.

     "NET VALUE OF ASSETS" shall mean the Value of the Assets less (i) all debts and liabilities of the Partnership and (ii) reasonable and adequate reserves for contingent liabilities.

     "PARTNERSHIP" shall mean "Katama Capital Partners, L.P."

     "PARTNERSHIP INTERESTS" shall mean ten percent (10%) with respect to the General Partner and ninety percent (90%) with respect to the Limited Partners, (which shall be divided among the Limited Partners pro rata in proportion to their respective Capital Accounts).

     "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

     "PREFERRED RETURN" shall mean an amount for each Limited Partner equal to
(i) a cumulative, compounded return equal to six percent (6%) per annum on each such Limited Partner's net Capital Contributions outstanding from time to time, less (ii) the aggregate distributions made to such Limited Partner pursuant to this Agreement.

     "REGULATIONS" shall mean the regulations promulgated pursuant to the Code.

     "SUBSTITUTED LIMITED PARTNER" shall mean a Person admitted as a Partner pursuant to Section 9.3 of this Agreement as the successor to a Limited Partner.

     "TOTAL CAPITAL ACCOUNTS" shall mean the sum of all of the respective Partners' Capital Accounts.

     "VALUE OF THE ASSETS" shall mean, as of the date of computation, the value determined in good faith by the General Partner of all the assets of the Partnership, as follows: securities for which market quotations are readily available shall be valued at the last trade on the exchange on which such securities are primarily traded or, if not traded on an exchange, at the closing bid price (or average of bid prices) last quoted by an established over-the-counter quotation service, provided that (i) such quotations and prices with respect to securities remaining in the Partnership's portfolio shall be adjusted for illiquidity due to contractual or legal restrictions, size of holding, inefficiency of the market or other factors affecting such securities in the hands of the Partnership and (ii) such quotations and prices respecting securities in the process of being distributed, sold or exchanged by the Partnership shall be adjusted only for factors which inhere in the security itself or affect the security in the hands of any holder. All other securities and assets shall be valued by the General Partner after considering all pertinent factors and all appropriate information and data, including liquidity. Without limiting the generality of the foregoing, the General Partner shall consider and take into account published guidelines as to the Value of the Assets. The determination of the Value of the Assets by the General Partner shall be final. In addition, the General Partner may employ other outside experts and independent consultants at the expense of the Partnership to assist in the valuation process.

                                      -3-